UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2024
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6876-9899
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02    Results of Operations and Financial Condition.

On May 1, 2024, Flex Ltd. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended March 31, 2024. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 30, 2024, the Company’s management committed to targeted restructuring activities to improve operational efficiencies by reducing excess workforce capacity and optimizing the Company’s manufacturing footprint. While a detailed action plan has not been finalized, the Company currently estimates charges in the range of $75 million to $125 million will be recognized in the first three quarters of the fiscal year ending March 31, 2025. The charges are expected to primarily relate to employee termination benefits and are expected to be settled in cash in the fiscal year ending March 31, 2025.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 29, 2024, Michael D. Capellas, Chair of the Company's Board of Directors (the “Board”), informed the Board of his decision not to stand for re-election to the Board at the Company’s 2024 Annual General Meeting of shareholders to be held on August 8, 2024. Mr. Capellas’ decision not to stand for re-election is not due to any disagreement with the Company on any matter relating to its operations, policies, or practices. The Company is very grateful to Mr. Capellas for his valuable contributions during his many years of dedicated Board service.

William D. Watkins, a current independent director of the Board, has been appointed by the Board to serve as Chair of the Board effective upon the conclusion of the 2024 Annual General Meeting of shareholders, subject to his re-election to the Board at the meeting.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.
99.1	Press release, dated May 1, 2024, issued by Flex Ltd.
99.2	Press release, dated May 1, 2024, issued by Flex Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: May 1, 2024

	By:	/s/ Paul R. Lundstrom
		Name:	Paul R. Lundstrom
		Title:	Chief Financial Officer

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